                                                                    EXHIBIT 23.2

The Board of Directors
Gaston Federal Savings & Loan Association


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ Cherry, Bekaert & Holland, L.L.P.

Gastonia, North Carolina
December 18, 1997